Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-229959) and S-8 (No. 333-129932, 333-130567, 333-172423, 333-210486, 333-210844, and 333-234809) of Under Armour, Inc. of our report dated February 23, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 23, 2022